               COMMON STOCK AND WARRANT PURCHASE AGREEMENT


        THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement"), is entered into as of October 30, 1998, by CISTRON BIOTECHNOLOGY, INC., a Delaware corporation (the "Company") and PASTEUR MeRIEUX SERUMS & VACCINS, S.A., a societe anonyme organized under the Laws of France (the
"Purchaser").

        WHEREAS, the Company has authorized the sale and issuance to Purchaser of 1,333,333 shares of Common Stock of the Company (the "Shares") and a warrant to purchase 666,667 shares of Common Stock at $0.25 per share, subject to adjustment in the form of Exhibit A hereto (the "Warrant") for the aggregate purchase price of $1,000,000.

        WHEREAS, the Company desires to issue and sell the Shares and Warrant to the Purchaser, and Purchaser desires to purchase the shares, on the terms and conditions set forth herein; and

        NOW, THEREFORE, in consideration to the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

                             ARTICLE 1

                        SALE AND PURCHASE

SECTION 1.1     SALE AND PURCHASE.   Upon the terms and subject to the
conditions hereof, the Company hereby issues and sells to the Purchaser, and the Purchaser purchases and accepts from the Company, the Shares and Warrant.

                              ARTICLE 2

                  CLOSING, DELIVERY AND PAYMENT

SECTION 2.1 CLOSING. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") has been held on the date hereof at the principal offices of the Company, 10 Bloomfield Avenue, Pine Brook, New Jersey 07058.

SECTION 2.2 DELIVERY. At the Closing, the Company delivered to the Purchaser one or more stock certificates registered in the name of the Purchaser representing the Shares to be purchased hereunder, the Warrant, the registration rights agreement in the form of Exhibit B hereto (the "Registration Rights Agreement") and the other documents required to be delivered pursuant to Article 6 and the Purchaser paid the aggregate purchase price for the Shares and Warrant of $1,000,000 by wire transfer of immediately available funds delivered in accordance with the Company's instructions and delivered the other documentation to the Company required pursuant to Article 6.

                             ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to the Purchaser that, except as disclosed in writing to the Company in a disclosure schedule previously delivered by the Company to the Purchaser (the "Disclosure Schedule"):

SECTION 3.1 ISSUER'S ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as presently conducted and as described in the Company's Annual Report on Form 10-K for the fiscal year ended June 30,
1998 (the "Company 10-K for 1998") as filed with the United States Securities and Exchange Commission (the "SEC"). The Company is duly qualified as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to do so would not, individually or in the aggregate, have a material adverse effect on the business or financial condition or operations of the Company.

SECTION 3.2 ISSUER'S POWER AND AUTHORITY. (a) The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the Warrant and the consummation by the Company of the transactions contemplated hereby have been duly authorized and approved by the Company's Board of Directors and no further action on the part of the Company or its stockholders is necessary to authorize the execution, delivery and performance of this Agreement, the Warrant or the consummation by the Company of the transactions contemplated hereby. This Agreement, the Warrant and the Registration Agreement have been duly executed and delivered by the Company and constitute the valid and binding obligation of the Company, enforceable against the company in accordance with their respective terms, except as enforcement thereof (i) may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or (ii) is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

SECTION 3.3     NO CONFLICT, CONSENTS.

(a) No Conflict. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement and the consummation of any of the transactions contemplated by this Agreement by the Company will not, directly or indirectly (with or without notice or lapse of time):

        (i) contravene, conflict with or result in a violation of (A) any of the provisions of the certificate of incorporation or bylaws of the Company, or
(B) any resolution adopted by the Company's Board of Directors;

        (ii) contravene, conflict with or result in a violation of, any law, rule, regulation or order binding upon the Company or any of the properties or assets owned or used by the Company;

        (iii) contravene, conflict with or result in a violation of any of the terms or requirements of any governmental authorization that is held by the Company or that otherwise relates to the business of, or any of the properties or assets owned or used by, the Company;

        (iv) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material contract to which the Company is a party, or give any person or entity the right to (A) declare a default or exercise any remedy under any such contract, (B) accelerate the maturity or performance of any such contract, or (C) cancel, terminate, amend or modify any such contract; or

        (v) result in the imposition or creation of any lien or other encumbrance on or with respect to any property or asset owned or used by the Company.

(b) Consents. The execution and delivery of this Agreement does not, and the performance of this Agreement will not, require any filing with or the giving any notice to, or obtaining the consent from, any person, entity or governmental authority, except for applicable requirements, if any, of (i) the Securities Act of 1933, as amended (the "Securities Act"), (ii) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (iii) state securities or "blue sky" laws.

SECTION 3.4     REPORTS; FINANCIAL STATEMENTS; LIABILITIES.

(a) The Company has filed all required forms, reports and documents with the SEC required to be filed by it with respect to all periods commencing since July 1, 1996 (the "SEC Reports"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder. None of such forms, reports or documents
(including the financial statements included therein, which are dealt with in the following paragraph), at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no material contracts or documents of the Company required to be filed as exhibits to the SEC Reports by the Securities Act or the Exchange Act, as the case may be, or the rules and regulations promulgated thereunder that have not been so filed.

(b) The audited financial statements and unaudited interim financial statements of the Company included in the SEC Reports (the "Financial Statements") were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated therein or in the notes thereto or, in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary financial statements). The Financial Statements fairly present the financial position to the Company as at the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby, subject, in the case of unaudited interim financial statements, to normal and recurring year-end adjustments, which were not and are not expected, individually or in the aggregate, to be material in amount).

SECTION 3.6 ABSENCE OF CERTAIN CHANGES. Since June 30, 1998, there has not been, except as indicated in any subsequently filed SEC Reports, any change in the assets, liabilities, financial condition or operations of the company from that reflected in the Company 10-K for 1998, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on the Company.

SECTION 3.6 NO INTEGRATION. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has, within the six-month period prior to the date hereof, offered or sold or otherwise disposed of any shares of its capital stock or instruments representing interest in its capital stock, nor agreed to do any of the foregoing by means of any form of general solicitation or advertising within the meaning of Rule 502(c) under the Securities Act.

SECTION 3.7 NO BROKERS. Except as set forth on the Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company.

SECTION 3.8 CAPITALIZATION. The authorized capital stock of the Company immediately following the Closing is set forth on the Disclosure Schedule.

(a) Other than that which is set forth on Disclosure Schedule there are no other authorized or issued shares of capital stock of the Company.

(b) Other than that which is set forth on the Disclosure Schedule there are: (i) no outstanding warrants, options, agreements, convertible securities or other commitments or instruments pursuant to which the Company is or may become obligated to issue, sell, repurchase or redeem any shares of capital stock or other securities of the Company, except pursuant to the Company's certificate of incorporation, this Agreement and the Warrant; (ii) no preemptive, contractual or similar rights to purchase or otherwise acquire shares of capital stock of the Company pursuant to any provision of law or any agreement to which the Company is a party, except pursuant to this Agreement and the Warrant; (iii) no restrictions on the transfer of capital stock of the Company imposed by any statute, other than those imposed by relevant state and federal securities laws, or any agreement to which the Company is a party, or any order of any court or any governmental agency to which the Company is subject; (iv) to the best of our knowledge and belief, no cumulative voting rights for any of the Company's capital stock; (v) no registration rights under the Securities Act, with respect to shares of the Company's capital stock, except pursuant to the Registration Agreement;
(vi) to the best of the Company's knowledge and belief, no options or other rights to purchase shares of capital stock from stockholders of the Company granted by such stockholders, except pursuant to the Warrant; and (vii) no agreements, written or oral, between the Company and any holder of its securities, or, to the best of the Company's knowledge and belief, among holders of its securities, relating to the acquisition, disposition or voting of the securities of the Company, except pursuant to the Warrant and Registration Agreement.

SECTION 3.9 BUSINESS OF THE COMPANY. Since 1990 each employee of or consultant to the Company who has or is proposed to have access to confidential and/or proprietary information of the Company (other than the Company's legal counsel) is a signatory to, and is bound by, an agreement with the Company relating to nondisclosure, proprietary information and assignment of intellectual property rights.

SECTION 3.10 SECURITIES LAWS. Neither the Company nor, to the best knowledge of the Company, anyone acting on its behalf has offered securities of the Company for sale to, or solicited any offers to buy the same from, or sold securities of the Company to, any person or organization, in any case so as to subject the Company, its promoters, directors and/or officers to any liability under the Securities Act, the Exchange Act, or any state securities or "blue sky" law (collectively, "Securities Laws"). The sale of the Shares will not violate any provision of the Securities Laws when offered, issued and sold in accordance with this Agreement or the Warrant.

                             ARTICLE 4

            REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

       The Purchaser hereby represents and warrants to the Company as follows:

SECTION 4.1 PURCHASER'S ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Purchaser is a societe anonyme duly organized, validly existing and in good standing under the laws of France, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as presently conducted. The Purchaser is duly qualified as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to do so would not, individually or in the aggregate, have a material adverse effect on the business or financial condition or operations of the Purchaser.

SECTION 4.2 PURCHASER'S POWER AND AUTHORITY. The Purchaser has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under such agreements and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized and approved by the Purchaser's Board of Directors and no further action on the part of the Purchaser or its stockholders is necessary to authorize the execution, delivery and performance of such agreements or the consummation by the Purchaser of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement thereof (i) may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or
(ii) is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

SECTION 4.3     NO CONFLICT; CONSENTS.

(a) No Conflict. The execution and delivery of this Agreement by the Purchaser does not, and the performance of this Agreement and the consummation of any of the transactions contemplated by this Agreement by the Purchaser will not, directly or indirectly (with or without notice or lapse of time):

        (i) contravene, conflict with or result in a violation of (A) any of the provisions of the articles of incorporation or bylaws of the Purchaser, or
(B) any resolution adopted by the Purchaser's Board of Directors;

        (ii) contravene, conflict with or result in a violation of, any law, rule, regulation or order binding upon the Purchaser or any of the properties or assets owned or used by the Purchaser;

        (iii) contravene, conflict with or result in a violation of any of the terms or requirements of, any governmental authorization that is held by the Purchaser or that otherwise relates to the business of, or any of the properties or assets owned or used by, the Purchaser;

        (iv) result in the imposition or creation of any lien or other encumbrance on or with respect to any property or asset owned or used by the Purchaser.

(b) Consents. The execution and delivery of this Agreement do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, require any filing with or the giving of any notice to, or the obtaining any consent from, any governmental authority.

SECTION 4.4     INVESTMENT REPRESENTATIONS.

(a) Representations. The Purchaser understands that the Shares and Warrants (and the shares of Common Stock issuable upon exercise of the Warrant) have not been, and will not be, registered under the Securities Act or any other securities law. The Purchaser also understands that the Shares and Warrants are being offered and sold pursuant to an exemption from registration contained in Section 4(2) of the Securities Act as part of an issue not involving a public offering. To confirm to the Company the basis of such an exemption, Purchaser hereby represents and warrants to the Company as follows:

        (i) Purchaser Bears Economic Risk. The Purchaser understands that it must bear the economic risk of this investment indefinitely unless the Shares and Warrants (and the shares of Common Stock underlying the Warrants) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser acknowledges that Company is a development stage company and has not operated profitably and there can be no assurance it will operate profitably. Purchaser acknowledges that it is fully capable of bearing such economic risk.

        (ii) Acquisition for Own Account. The Purchaser is acquiring the Shares and Warrant for the Purchaser's own account for investment only, and not with a view towards their distribution or resale.

        (iii) Purchaser Can Protect Its Interest. The Purchaser represents that by reason of its, or of its management's, business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

        (iv) Accredited Investor. The Purchaser represents that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

        (v) Company Information. The Purchaser has requested, received, reviewed and considered all the information that the Purchaser considers necessary for making an informed decision to invest in the Shares and Warrant, and that Purchaser has received or has access (on its own) to copies of the SEC Reports, including (i) the Company's report on Form 10-K for 1998. The Purchaser has also had an opportunity (i) to ask questions of and receive answers from the Company regarding the contemplated issuance of the Shares and Warrant, and the business, properties, prospects and financial condition of the Company, and (ii) to obtain such additional information
(to the extent that the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Purchaser or to which the Purchaser had access.

(b) Rule 144. Purchaser acknowledges and agrees that the Shares and Warrants (and shares of Common Stock issuable upon exercise of the Warrant) must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser understands that except for its obligations under the Registration Agreement to be delivered under Article 6, the Company is under no obligation (A) to register the Shares or Warrant (or shares of Common Stock isusable upon exercise of the Warrant) under the Securities Act or any state securities act or (B) to comply with the requirements for any exemption which might otherwise be available thereunder. Further, Purchaser acknowledges that except for its obligations under the Registration Agreement to be delivered under Article 6, the Company has made no agreement to register the Shares or Warrant (or shares of Common Stock issauble upon exercise of the Warrant) under such laws or to take action to provide for the future availability of any exemption thereunder. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(c) Legend. Purchaser understands and agrees that stop-transfer instructions may be noted on the appropriate records of Company, and that there will be placed on the certificates for the Shares and on the Warrant, or any substitutions therefor, a legend stating in substance:

        The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from registration under the Securities Act and have not been registered under the securities laws of applicable states in reliance upon applicable exemptions from registration under the securities laws of such states. These shares have been acquired for investment purposes only and may not be offered, sold or transferred, nor will any assignee or transferee thereof be recognized by the Company as having any interest in these shares, in the absence of (i) an effective registration statement with respect to the shares under the Securities Act and applicable state securities laws or (ii) compliance with applicable exemptions from registration under the Securities Act and applicable state securities laws. The Company may, if it deems appropriate in its sole discretion, require an opinion of counsel satisfactory to the Company that the offer, sale or transfer of these shares is exempt from registration under the Securities Act and applicable state securities laws.

                               ARTICLE 5

                    CERTAIN COVENANTS OF THE COMPANY

SECTION 5.1     RULE 144.  If at any time the Company is not subject to
Section 13 or 15(d) of the Exchange Act, the Company shall cause to be made publicly available the information concerning the Company specified in paragraphs (a)(5)(i) to (xiv), inclusive, and (xvi) of Rule 15c2-11 under the Exchange Act.

SECTION 5.2 PRESS RELEASES; DISCLOSURES. Neither the Company nor the Purchaser shall, without the prior written consent of the other, issue any press release or make any other public announcement or furnish any statement to any person or entity (other than either party's respective Affiliates, as that term is defined under the Securities Act) concerning the existence of this Agreement and the transactions contemplated by this Agreement except for (i) general statements referring to the existence of this Agreement, specifying its nature (Common Stock and Warrant Purchase), the identity of the parties but no other details, (ii) disclosures made in compliance with Section 4.1 (a) of the Collaboration and Option Agreement, dated as of October 30, 1998, by and between the Company and the Purchaser (the "Collaboration Agreement") or under any license agreement entered into under the Collaboration Agreement, (iii) attorneys, consultants and accountants retained to represent them in connection with the transactions contemplated hereby or as may be reasonably necessary to either party's bankers, investors, attorneys or other professional advisers in connection with a merger or acquisition, provided such advisors are bound by confidentiality obligations essentially identical to those set forth in
Section 4.1 of the Collaboration Agreement or any license agreement entered into under the Collaboration Agreement, and (iv) occasional brief comments by the respective executive officers of both parties consistent with such guidelines for public statements as may be mutually agreed by the parties made in connection with routine interviews with analysts or members of the financial press. In addition, either party (after consultation with counsel) in its own right may make such further announcements and disclosures, if any, as may be required by applicable securities laws and regulations (such as, without limitation, regulations of the SEC or the French Commission des Operations de Bourse (COB), or any equivalent authority of any country having jurisdiction), in which case the party making the announcement or disclosure shall use its best efforts to give advance notice to and discuss such announcement or disclosure with the other party and such other party's attorneys.

                             ARTICLE 6

                        CLOSING DOCUMENTS

SECTION 6.1 COMPANY'S DOCUMENTS. Simultaneously with the execution and delivery of this Agreement, the Company has delivered a certificate of Seth
I. Truwit, its corporate secretary, certifying as to (1): the Company's current Certificate of Incorporation, as amended, duly certified by the Secretary of State of the State of Delaware, and that the Company is duly incorporated, validly existing and in good standing under Delaware law, (2) the Company's current by-laws, as amended, (3) the resolution(s) adopted by the Board of Directors of the Company approving this Agreement, the issuance of the Shares and the Warrant and the transactions contemplated hereby and thereby, and (4) a legal opinion from Epstein Becker & Green, PC in a form reasonably satisfactory to the Purchaser.

SECTION 6.2 PURCHASER'S DOCUMENTS. Simultaneously with the execution and delivery of this Agreement, Purchaser has delivered to the Company a certificate of its corporate secretary, certifying as to (1): the Company's current Certificate of Incorporation, as amended, duly certified by the appropriate regulatory authority of France, (2) the Purchaser's current by-laws, as amended, and (3) the power of attorney executed by the Chairman of the Purchaser appointing certain individuals to execute this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby.

                             ARTICLE 7

                           MISCELLANEOUS

SECTION 7.1 FEES AND EXPENSES. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in correction with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by the Purchaser with respect to the Company's business (and the furnishing of information to the Purchaser in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this

Agreement, and the obtaining of any consent required to be obtained in connection with any of such transactions, and (d) the consummation of the transactions contemplated by this Agreement.

SECTION 7.2 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of New York.

SECTION 7.3 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby for a period of two years from the date hereof, except those contained in Section
5.1 shall survive until the Purchaser no longer holds any Shares and those contained in Section 5.2 shall survive until the Purchaser is no longer deemed, under Section 13(d) of the Exchange Act, to own beneficially more than 5% of the Common Stock of the Company.

SECTION 7.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares or Warrant (or shares of Common Stock issuable upon exercise of the Warrant) from time to time.

SECTON 7.5      ENTIRE AGREEMENT.  This Agreement and the other documents
delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

SECTION 7.6 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any person or entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

SECTION 7.7     NOTICES.

(a)	All notices, requests, demands and other communications hereunder shall be in writing and shall be either (i) delivered by hand, (ii) mailed by registered or certified mail, return receipt requested, (iii) sent by overnight courier service, or (iv) sent by facsimile (with a confirming copy delivered as specified in any of the preceding clauses (i), (ii) or
(iii)), to the parties addressed as follows:

        If to Purchaser:
        ---------------
        Pasteur Merieux Serums & Vaccins, S.A.
        58, avenue Leclerc
        69007 Lyon, France
        Telecopy No:  011 33 4 72 73 77 84
        Attention:  Senior Vice President, Legal and Corporate Affairs

        with copies to:

        Pasteur Merieux Connaught - USA
        Route 611
        Swiftwater, PA  18370
        Telecopy No:  (717) 839-4600
        Attention:  Vice President, Business Development

        and

        L. Kevin O'Mara, Jr., Esq.
        Akin, Gump, Strauss, Hauer & Feld, L.L.P.
        590 Madison Avenue
        New York, NY  10022
        Telecopy No:  (212) 872-1002

        If to the Company:
        -----------------

        Cistron Biotechnology, Inc.
        10 Bloomfield Avenue
        Pine Brook, NJ  07058
        Telecopy Number:  (973) 575-4054
        Attention: President

        With a copy to:

        Seth I. Truwit, Esq.
        Epstein Becker & Green, PC
        250 Park Avenue
        New York, NY  10177
        Telecopy Number:  (212) 661-0989

(b) All notices, requests, instructions or documents given to any party in accordance with this Section shall be deemed to have been given
(i) on the date of receipt, if delivered by hand, sent by overnight courier service, or sent by facsimile or (ii) on the date which is seven business days after delivery to the United States Postal Service, if mailed in the manner prescribed above. Any party hereto may change its address specified for notices herein by designating a new address for such notices by a notice given in accordance with this Section.

SECTION 7.8 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

SECTION 7.9 WAIVER. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

SECTION 7.10 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

SECTION 7.11 HEADINGS. The headings contained in this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

SECTION 7.12 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

                          [SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this COMMON STOCK AND WARRANT PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:                             PURCHASER:

CISTRON BIOTECHNOLOGY, INC.          PASTEUR MERIEUX SERUMS & VACCINS, S.A.



By: /s/BRUCE C. GALTON               By: /s/DAVID J. WILLIAMS
    ------------------                   ---------------------
Name: BRUCE C. GALTON                    Name: DAVID J. WILLIAMS
Title: Chairman of the Board             Title: President
       and Chief Financial Officer              and Chief Operating Officer

Void after 5:00 P.M.                               Common Stock Warrant
New York Time                                      to Purchase 666,667 Shares
October 29, 2001                                   of Common Stock of Cistron
                                                   Biotechnology, Inc.

                                                          No. 3

                       CISTRON BIOTECHNOLOGY, INC.

                      Common Stock Purchase Warrant
                           __________________

                This Warrant is being issued pursuant to the
        Common Stock and Warrant Purchase Agreement dated the date hereof, between Cistron Biotechnology, Inc. and the Holder and is issued subject to the terms of such Common Stock and Warrant Purchase Agreement. This Warrant and the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold or otherwise disposed of except (a) to a person who, in the opinion of counsel reasonably acceptable to the Company, is a person to whom the securities may be legally transferred without registration and without delivery of a current prospectus under the Act or (b) to a person upon delivery of a prospectus or offering circular then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.
                           __________________


        This certifies that, FOR VALUE RECEIVED, PASTEUR MERIEUX SERUMS & VACCINS, S.A. or registered assigns (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from CISTRON BIOTECHNOLOGY, INC., a Delaware corporation (the "Company"), 666,667 shares of the Company's common stock, $.01 par value (the "Common Stock"), at a price of $.25 per share at any time prior to 5:00 P.M., New York Time, on October 29, 2001, at which time this Warrant shall expire and become void. The number of shares of Common Stock to be received upon exercise of this Warrant and the price to be paid for each share of Common Stock are subject to possible adjustment from time to time as hereinafter set forth. The shares of Common Stock or other securities or property deliverable upon such exercise as adjusted from time to time are hereinafter sometimes referred to as the "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." Unless the context otherwise requires, the term "Warrant" as used herein includes this Warrant and any other warrant or warrants that may be issued pursuant to the provisions of this Warrant, whether upon transfer, assignment, partial exercise, divisions, combinations, exchange, or otherwise, and the term "Holder" includes any transferee or transferees or assignee or assignees of the Holder named above, all of whom shall be subject to the provisions of this Warrant, and, when used with reference to Warrant Shares, means the holder or holders of such Warrant Shares.

        Section 1.      Exercise of Warrant.
                        --------------------

                1.1. Method of Exercise. This Warrant may be exercised in whole or in part, but for not less than 50,000 Warrant Shares or the balance then exercisable, at any time by the Holder prior to 5:00 P.M., New York Time, on October 29, 2001, by presentation and surrender hereof to the Company at its principal office with the Subscription Form annexed hereto, duly executed and accompanied by payment, by certified or official bank checks payable to the order of the Company, of the Exercise Price for the total number of Warrant Shares purchased.

                1.2. Delivery of Shares. Upon proper exercise of this Warrant, the Company promptly shall deliver certificates for the Warrant Shares to the Holder duly legended as authorized in the Subscription Form.

                1.3. Partial Exercise. If this Warrant is exercised in part only, the Company shall, upon presentation of this Warrant upon such exercise, execute and deliver (with the certificate for the Warrant Shares purchased) a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions as herein set forth.

                1.4. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon exercise of this Warrant but, in lieu thereof, the Company shall round up to the next full share.

        Section 2.      Exercise Price and Adjustments.
                        -------------------------------

                2.1. The Exercise Price at which the Warrant Shares shall be purchasable shall be $.25 per share, subject to adjustment as follows:

                                (a) Stock Dividends.  If at any time after the
date of the issuance of this Warrant (i) the Company shall pay a stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the date of the payment of such dividend or immediately after the effective date of subdivision or split-up, as the case may be, the number of shares to be delivered upon exercise of this Warrant will be increased so that the Holder will be entitled to receive the number of shares of Common Stock that such Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (d).

                                (b) Combination of Common Stock. If the number
of shares of Common Stock outstanding at any time after the date of the issuance of this Warrant shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Holder thereafter will be entitled to receive the number of shares of Common Stock that such Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (d).

                                (c) Reorganization, etc.  If any capital
reorganization of the Company, or any reclassification of the Common Stock, or any consolidation of the Company with or merger of the Company with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant the Holder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer of all or substantially all the assets of the Company that such Holder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer of all or substantially all the assets of the

Company, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2.1.

                                (d) Exercise Price Adjustment.  Whenever the
number of Warrant Shares purchasable upon the exercise of the Warrant is adjusted as provided pursuant to this Section 2.1, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter; provided that the Exercise Price for each Warrant Share shall in no event be less than the par value of such Warrant Share.

                2.2.    No Adjustment for Dividends.  Except as provided in
Section 2.1, no adjustment in respect of any dividends shall be made during the term of this Warrant or upon the exercise of this Warrant. Notwithstanding any other provision hereof, no adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Holder shall be deemed to be the record holder of such Warrant Shares.

                2.3. Notice of Adjustment. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the Holder, notice of such adjustment or adjustments and a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who are the independent public accountants regularly employed by the Company) setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

                2.4. Amendments. Any provision of this Warrant may be amended and the observance thereof waived only with the written consent of the company and the Holder.

                2.5. Cashless Exercise. On any date on which this Warrant is exercisable, in lieu of the payment of the Exercise Price, the Holder shall have the right (the "Cashless Exercise Right") (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into Common Stock in accordance with Section 1, and to require the Company to deliver to the Holder (without payment by the Holder of any of the Exercise Price) and in accordance with Section 1 that amount of Common Stock, equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Cashless Exercise Right is exercised (determined by subtracting the aggregate Exercise Price in effect immediately prior to the exercise of the Cashless Exercise Right from the aggregate Fair Market
Value for the shares of Stock covered by the Warrant immediately prior to the exercise of the Cashless Exercise Right) by (y) the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Cashless Exercise Right.

                             (a) The Cashless Exercise Right may be exercised
by the Holder by delivering the Warrant, with a duly executed Subscription Form with the conversion section completed, to the Company, exercising the Cashless Exercise Right and specifying the total percentage of this Warrant that will be exercised.

                             (b) Fair Market Value of one share of Common
Stock as of a particular date shall mean the average of the closing bid and asked prices as they are reported on the principal exchange of the Common Stock for the twenty (20) trading days ending on the day preceding the date the Warrant is exercised.

        Section 3.      Exchange, Assignment, or Loss of Warrant.
                        -----------------------------------------

                3.1. Exchange of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Warrant Shares purchasable hereunder on the same terms and conditions as herein set forth.

                3.2.    Assignment of Warrant.  Subject to compliance with
Section 4 hereof, this Warrant may be assigned by presentation and surrender to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed accompanied by funds sufficient to pay any transfer tax. Upon such presentation and surrender, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in the Assignment Form and shall promptly cancel this Warrant.

                3.3. Loss or Mutilation of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, or destroyed Warrant shall thereupon become void. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

                3.4. Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

        Section 4.      Compliance with Securities Act of 1933.
                        ---------------------------------------

                4.1. Disposition of Warrant and/or Warrant Shares. This Warrant and/or the Warrant Shares may not be sold or otherwise disposed of except as follows:

                        (a) To a person who, in the opinion of counsel reasonably satisfactory to the Company, is a person to whom this Warrant or the Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 4 with respect to any resale or other disposition of such securities unless, in the opinion of counsel, such agreement is not required; or

                        (b) To any person upon delivery of a prospectus or offering circular then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

                4.2. Legending of Certificates. Each certificate for Warrant Shares or for any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel to the Company, setting forth the restrictions on transfer thereof contained in this Section 4.

        Section 5.      Company Covenants.
                        ------------------

                5.1. Reservation and Issuance of Warrant Shares. The Company hereby undertakes until expiration of this Warrant to reserve for issuance and/or delivery upon exercise of this Warrant, such number of shares of its Common Stock as shall be required for issuance and/or delivery upon exercise hereon in full and agrees that all Warrant Shares so issued and/or delivered will be validly issued, fully paid, and non-assessable and further agrees to pay all taxes and charges that may be imposed upon such issuance and/or delivery.

                5.2. Officer's Certificate. In the event the Exercise Price shall be adjusted as required by Section 2 hereof, the Company shall mail to the Holder an officer's certificate setting forth the adjustments so required and including, in reasonable detail, the method of calculating the adjustments and the transaction requiring the adjustment.

                5.3. Notices of Corporate Action. So long this Warrant has not been exercised in full, in the event of

                             (a) any taking by the Company of a record of the
holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of Common Stock of any class or any other securities or property, or to receive any other right,

                             (b) any capital reorganization of the Company,
any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other person or any transfer of all or substantially all the assets of the Company to any other person, or

                             (c) any voluntary or involuntary dissolution,
liquidation or winding-up of the Company, the Company will mail to the Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be delivered at least 10 days prior to the date therein specified, in the case of any date referred to in the foregoing subdivisions (i) and (ii).

        Section 6.      Miscellaneous.
                        --------------

                6.1. Status of Holder. The Holder shall not be entitled to vote or receive dividends and shall not otherwise be deemed a shareholder of the Company.

                6.2. Notices. All notices required hereunder shall be sent by first-class mail, postage prepaid, and shall be addressed, if to the Holder, to the last known address furnished to the Company and if to the Company, to: Cistron Biotechnology, Inc., 10 Bloomfield Avenue, Pine Brook, New Jersey 07058, Attn: Bruce Galton, Chairman and Chief Executive Officer, unless another address is designated in writing by the Holder of the Company.

                6.3. Binding Effect. This Warrant shall be binding upon the Company, its successors, and/or assigns and upon the Holder.

                6.4. Governing Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of New York.

                6.5. No Rights or Liabilities as Common Stockholder. Nothing contained in this Warrant shall be determined as conferring upon the Holder any rights as a stockholder of the Company or as imposing any liabilities on the Holder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

		IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of this 30th day of October 1998.



                                            CISTRON BIOTECHNOLOGY, INC.


                                            By:/s/BRUCE C. GALTON
                                               ------------------
                                            Name: BRUCE C. GALTON
                                            Title: Chairman of the Board
                                                   and Chief Executive Officer


ATTEST:

/s/ SETH I. TRUWIT, ESQ.
------------------------
Name: SETH I. TRUWIT, ESQ.

FORM OF ASSIGNMENT

                        (To be signed only upon such assignment)



		FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the right represented by the within Warrant to purchase, from CISTRON BIOTECHNOLOGY, INC. (the "Company"), shares of the Common Stock of the Company, to which the within Warrant relates, and appoints attorney to transfer said right, with full power of substitution in the premises.

Dated:


                                         ______________________________
                                        (Signature must conform in all
                                         respects to name of holder as
                                         specified on the face of the
                                         Warrant)


ATTEST:


_____________________________
Name:

FORM OF SUBSCRIPTION

                        (To be signed only upon exercise of Warrant)



To:	CISTRON BIOTECHNOLOGY, INC.



		The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase rights represented by said
Warrant for, and to purchase thereunder,      shares of Common Stock of the
Company, and herewith makes payment of $               therefor, consents
to the affixation of a legend on the certificate for such shares to the effect that such shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and may be transferred only in compliance with the Act, and requests that such certificate(s) be issued in the name of and be delivered to whose address is
and if such shares shall not be all of the shares purchased hereunder, that a new Warrant of like tenor for the balance of shares purchasable hereunder be delivered to the undersigned.

                Cashless Exercise Price Conversion Section

	By checking the following box the undersigned hereby irrevocably elects to exercise the Cashless Exercise Right in accordance with Section 2.5.


Dated:                                     _________________________________
                                           (Signature must conform in all
                                            respects to name of holder as
                                            specified on the face of the
                                            Warrant)